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                              SUMMIT HEALTH LTD.
                           SECRETARY'S CERTIFICATE


        I, Karen H. Abbott, Assistant Secretary of Summit Health Ltd., a California corporation ("the Company"), DO HEREBY CERTIFY that the following is a true and correct excerpt from the minutes of a Unanimous Written Consent of the Board of Directors of the Company dated July 18, 1994, and that the resolution therein contained is still in full force and as of the date hereof has not been in any respect altered, revised, or repealed, and that the resolution does not in any manner contravene the Articles of Incorporation or the ByLaws of the Company:

                RESOLVED, that each officer and director of the Corporation who may be required to execute such Registration Statement or any amendment thereof (whether on behalf of the Corporation or as an officer or director thereof) be and hereby is authorized to execute a power of attorney appointing Keith B. Pitts and Ronald P. Soltman, and each of them, as true and lawful attorneys and agents, to execute in his name, place and stead (in any such capacity) said Registration Statement and any and all amendments thereto, and any and all documents in connection therewith, and to file the same with the Commission, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done as fully and to all intents and purposes as any such officer or director might or could do in person;

        IN WITNESS WHEREOF, I have hereunto set my hand and the Seal of the Corporation this twenty sixth day of July, 1994.

                                          /s/ Karen H. Abbott
                                          -------------------
                                          Karen H. Abbott
                                          Assistant Secretary